Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated April 2, 2018 relating to the consolidated financial statements of BrightView Holdings, Inc. appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Philadelphia, PA

May 30, 2018